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                                             Exhibit A

GRANITE STATE ENERGY, INC.
Balance Sheet (Thousands of Dollars)
As of March 31, 1997
(Unaudited, Subject to Adjustment)


ASSETS
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  Current assets:
     Cash                                                 $108
     Accounts receivable from associated companies          53
     Customer accounts receivable                           55
     Unbilled revenue                                       19
     Prepaid taxes                                         121
                                                          ----
  Total assets                                            $356
                                                          ====


LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
  Accounts payable to associated companies                $175

Parent company's investment:
  Common stock, par value $1 per share                       1
  Subordinated notes payable to parent                     405
  Accumulated deficit                                     (225)
                                                          ----
                                                           181
                                                          ----

Total liabilities and parent company's investment         $356
                                                          ====